Exhibit 99.1

Press Release

StoneMor Partners L.P. Announces 2005 Year End Results

Bristol, PA, May 15, 2006—StoneMor Partners L.P. (NASDAQ: STON) today announced its operating results for the fourth quarter and year ended December 31, 2005. Operating results prior to September 20, 2004 reflect the operating results of Cornerstone Family Services, Inc., the predecessor to StoneMor Partners L.P.

The following table summarizes selected comparative items relating to the Partnership’s operating performance for the periods presented and are in agreement with the results previously released on May 15, 2006.

	Three Months Ended December 31,		Year Ended December 31,
	2004	2005	2004	2005
	(in thousands)		(in thousands)
Total Revenues	$24,061	$28,710	$89,258	$99,725
Operating Profit	2,507	4,345	9,364	12,384
Net Income (Loss)	1,476	1,414	(3,838)	4,090
Distributable Free Cash Flow (a)		5,061		17,198

(a)	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures within this press release.

Three Months Ended December 31, 2005

For the three months ended December 31, 2005, the Company reported an increase in revenue of $4.6 million or 19.3% compared to the corresponding quarter of 2004. This increase is primarily attributable to a $1.6 million increase in delivery of caskets and a $2.7 million increase in the sales of land and interment rights. These increases were offset by a decrease in vault and opening and closing revenue relating to the delivery and installation of vaults. In addition, the Company’s funeral home revenues increased by $0.6 million primarily attributable to the funeral home locations acquired in the fourth quarter of 2005.

The Company reported a 73.3% increase in operating profit for the three months ended December 31, 2005, as compared to the same quarter in 2004. This increase is calculated after expensing $1.1 million of costs associated with Sarbanes-Oxley compliance. During the fourth quarter of 2004, there were no similar Sarbanes-Oxley costs.

During the fourth quarter of 2005, the Company’s net income declined slightly from the same quarter in 2004. This decline is mainly attributable to an increase in the Company’s income tax expense during the quarter of $1.8 million. For the fourth quarter of 2005, the Company accrued income tax expenses of $1.3 million compared to an income tax benefit of $0.5 million in the comparable quarter of 2004. This difference is primarily related to a land sale in a taxable subsidiary in 2005 and in the fourth quarter of 2004 the tax benefit of the Company’s transition to, and reformation as a Master Limited Partnership.

Year Ended December 31, 2005

For the fiscal year ended December 31, 2005, the Company reported an increase in revenue of $10.5 million or 11.7% compared to the corresponding 12 months of 2004. This increase is primarily attributable to a $2.6 million increase in sales of land and interment rights, a $2.4 million increase in the completion of pre-sold mausoleum crypts, a $1.4 million increase in delivery of caskets, and a $1.4 million increase in investment income from trust. In addition, the Company achieved gains in at-need revenue and funeral home revenue, mainly attributable to the acquisition that was completed on November 1, 2005.

The Company reported a 32.3% increase in operating profit for the 12 months ended December 31, 2005 as compared to the same 12 months of 2004. This increase is calculated after the Company’s expenditure of approximately $2.1 million for costs associated with Sarbanes-Oxley compliance during 2005. There was no similar cost during 2004. In 2004, the Company recorded a $0.4 million non-cash charge for stock in a related Company given to certain officers and directors, and $1.0 million for the amortization expense of debt issuance costs.

The Company’s net income for the fiscal year ended December 31, 2005 increased by $7.9 million as compared to the same period of 2004. In 2004, the Company expensed $4.2 million in refinancing costs. In addition to the improvements in operating profit, the Company incurred a $1.8 million income tax expense in 2005 compared to a $0.5 million tax benefit in 2004.

Operating Statistics

The Company uses its operating data as an additional method for evaluating its performance. The following percentage increases relate to the quarter and year ended December 31, 2005:

	Fourth Quarter	Year End
Number of Interments	+7.6%	+0.7%
Revenue per Interment	+9.0%	+10.3%
Number of Contracts Written	+7.5%	+0.8%
Average Dollar Amount per Contract	+7.3%	+4.2%
Number of Pre-Need Contracts Written	+11.9%	+1.1%
Average Dollar Amount per Pre-Need Contract	+7.4%	+4.5%

All increases pertain to the same period in the prior year and increases in number of interments and number of contracts primarily result from the November 2005 acquisition.

Distributable Free Cash Flow

The Company defines distributable free cash flow as net cash provided by operating activities before appropriate reserves, if any, adjusted for expenditures related to its initial public offering, less maintenance capital expenditures and debt payments not funded by the proceeds of that offering, and other expenditures not related to normal operating activities during the period presented. A reconciliation between preliminary estimated net cash provided by operating activities (the GAAP financial measure the Company believes is most directly comparable to distributable free cash flow) and preliminary estimated distributable free cash flow for the quarter and year ended December 31, 2005 follows:

	Three Months Ended December 31, 2005	Year Ended December 31, 2005
	(in thousands)	(in thousands)
Net cash provided by operating activities	$5,983	$17,589
Maintenance capital expenditures not funded by the public	(922)	(2,121)
Annual payment of corporate bonuses for 2004 paid in March 2005		1,588
Payment of state taxes related to conversion of MLP		142

Distributable free cash flow	$5,061	$17,198

Acquisitions

On November 1, 2005, StoneMor Partners L.P. completed its first acquisition by acquiring 22 cemeteries and 6 funeral homes for approximately $7.0 million in cash and $6.0 million in partnership units. The integration of these cemeteries and funeral homes for November and December 2005 was significantly better than Company expectations. Primarily as a result of this performance, the Company was able to increase its quarterly distribution per unit from $0.4625 to $0.4750 that was paid in February 2006 and further increased the distribution to $0.480 which was paid on May 12, 2006. The Company believes that the operations of these properties will continue to improve.

Investors’ Conference Call

An investors’ conference call to review the 2005 fourth quarter and year-end results will be held in conjunction with the call to discuss first quarter 2006 results. Details of the conference call access numbers will be indicated in a subsequent press release.

Extension of Time to File Annual Report on Form 10-K

The Company will file its Form 10-K and amended Quarterly Reports on form 10-Q/A on May 15, 2006.

Extension of Time to File March 31, 2006 Quarterly Report on Form 10-Q

As a result of the delay in filing its 2005 Annual Report on Form 10-K and Amended 2005 Quarterly Reports on Form 10-Q/A, the Company has not yet completed the preparation and review of its consolidated financial statements and the related footnote disclosures for the fiscal quarter ended March 31, 2006. The Company filed a Form 12b-25 requesting an automatic extension of time to file its March 31, 2006 Quarterly Report on Form 10-Q.

Independent Investigation

On March 15, 2006, StoneMor Partners L.P. (the “Company”) issued a press release announcing its preliminary selected estimated results for the year ended December 31, 2005, pending the results of an independent investigation into the circumstances giving rise to the Company’s erroneous recognition of revenue caused by the Company’s failure to install certain pre-need burial vaults that it previously believed to have been installed in the ground during 2005.

As described in the March 15 release, on March 14, 2006 the Audit Committee of the Board of Directors commenced an independent investigation into the circumstances giving rise to the erroneous recognition of revenue during 2005. The Audit Committee engaged independent counsel to assist with the investigation. The Audit Committee’s investigation of the pre-need burial vaults revenue recognition matters was completed on March 30, 2006.

The Audit Committee’s independent investigation confirmed that certain employees of the Company improperly completed work orders for pre-need burial vaults without current installation of the burial vaults. The Company has taken disciplinary action against its employees who conducted themselves improperly. The Audit Committee’s independent investigation did not find any evidence that any of the executive officers of the Company were aware of or involved in the improper conduct.

Material Weaknesses in Internal Control and Restatement Effects

As previously reported in the Current Report on Form 8-K filed with the SEC on March 16, 2006, the Company has concluded that it did not maintain in 2005 effective internal control procedures related to the recognition of revenue derived from the installation of pre-need burial vaults and the Company’s Audit Committee retained independent legal counsel to investigate the circumstances giving rise to the erroneous recognition of revenue. The completed investigation did not show any material differences from information previously reported in our March 15, 2006 press release and determined that senior management was not involved. The Company has implemented cemetery maintenance control procedures to remedy this internal weakness and has taken steps to discipline employees who were involved.

In accordance with SAB 104, the Company recognizes pre-need burial vault revenue when the vaults are installed in the ground. Even though the Company believes the adjustment to eliminate the recognition of these revenues is not material, in accordance with the spirit of full disclosure, the Company has elected to restate its financial statements for the quarterly periods ended March 31, 2005, June 30, 2005, and September 30, 2005, and will amend its quarterly reports on Form 10-Q for these three quarters to eliminate revenue relating to vaults not installed as of December 31, 2005. During the three months ended March 31, 2006,substantially all of the uninstalled vaults, as of December 31, 2005, were installed.

Additionally, subsequent to the issuance of the Consolidated Financial Statements for the year ended December 31, 2004, the Company determined that Deferred Selling and Obtaining Costs related to its pre-need sales should be classified as an asset of the Company instead of as a reduction of Deferred Revenues, net. As a result, the Company is restating its Consolidated Balance Sheet as of December 31, 2004.

The impact of the restatement on the year ended December 31, 2004 and quarterly 2005 financial statements follows.

	Condensed Consolidated Statement of Income
	(in thousands, except per unit data)
	As Previously Reported	Adjustment	As Restated
Three months ended March 31, 2005:

Cemetery revenues	20,486	(141)	20,345
Cost of goods sold, merchandise	1,295	(16)	1,279
Selling expense	4,226	(35)	4,191
Operating profit	2,559	(90)	2,469
Net income	758	(90)	668
General partners’ interest in net income for the period	15	(2)	13
Limited partners’ interest in net income for the period, common	371	(44)	327
Limited partners’ interest in net income for the period, subordinated	371	(44)	327
Net income per limited partner (common) unit (basic and diluted)	0.09	(0.01)	0.08

Three months ended June 30, 2005:

Cemetery revenues	24,883	(184)	24,699
Cost of goods sold, merchandise	1,193	(22)	1,171
Selling expense	5,312	(42)	5,270
Operating profit	3,359	(120)	3,239
Net income	1,472	(120)	1,352
General partners’ interest in net income for the period	28	(2)	26
Limited partners’ interest in net income for the period, common	722	(58)	664
Limited partners’ interest in net income for the period, subordinated	722	(58)	664
Net income per limited partner (common) unit (basic and diluted)	0.17	(0.01)	0.16

Six months ended June 30, 2005:

Cemetery revenues	45,369	(325)	45,044
Cost of goods sold, merchandise	2,488	(38)	2,450
Selling expense	9,538	(77)	9,461
Operating profit	5,918	(210)	5,708
Net income	2,230	(210)	2,020
General partners’ interest in net income for the period	45	(5)	40
Limited partners’ interest in net income for the period, common	1,093	(103)	990
Limited partners’ interest in net income for the period, subordinated	1,093	(103)	990
Net income per limited partner (common) unit (basic and diluted)	0.26	(0.02)	0.24

	Condensed Consolidated Statement of Income
	(in thousands, except per unit data)
	As Previously Reported	Adjustment	As Restated
Three months ended September 30, 2005:

Cemetery revenues	24,518	(209)	24,309
Cost of goods sold, merchandise	1,369	(23)	1,346
Selling expense	5,179	(45)	5,134
Operating profit	2,887	(141)	2,746
Net income	797	(141)	656
General partners’ interest in net income for the period	17	(3)	14
Limited partners’ interest in net income for the period, common	390	(69)	321
Limited partners’ interest in net income for the period, subordinated	390	(69)	321
Net income per limited partner (common) unit (basic and diluted)	0.09	(0.02)	0.07

Nine months ended September 30, 2005:

Cemetery revenues	69,887	(534)	69,353
Cost of goods sold, merchandise	3,857	(61)	3,796
Selling expense	14,717	(122)	14,595
Operating profit	8,805	(351)	8,454
Net income	3,027	(351)	2,676
General partners’ interest in net income for the period	61	(7)	54
Limited partners’ interest in net income for the period, common	1,483	(172)	1,311
Limited partners’ interest in net income for the period, subordinated	1,483	(172)	1,311
Net income per limited partner (common) unit (basic and diluted)	0.35	(0.04)	0.31

	Condensed Consolidated Balance Sheet
	(in thousands)
	As Previously Reported	Adjustment	As Restated
At March 31, 2005:

Deferred Selling and Obtaining Costs	—	29,161	29,161
Total Assets	485,647	29,161	514,808
Deferred Cemetery Revenues, net	127,207	29,251	156,458
Total Liabilities	247,509	29,251	276,760
General partners’ equity	1,589	(2)	1,587
Limited partners’ equity, common	71,088	(45)	71,044
Limited partners’ equity, subordinated	38,959	(44)	38,915
Total Liabilities and Partners’ Equity	485,647	29,161	514,808

At June 30, 2005:

Deferred Selling and Obtaining Costs	—	29,809	29,809
Total Assets	487,923	29,809	517,732
Deferred Cemetery Revenues, net	128,788	30,019	158,807
Total Liabilities	249,606	30,019	279,625
General partners’ equity	1,538	(4)	1,534
Limited partners’ equity, common	69,850	(103)	69,747
Limited partners’ equity, subordinated	37,720	(103)	37,617
Total Liabilities and Partners’ Equity	487,923	29,809	517,732

	Condensed Consolidated Balance Sheet
	(in thousands)
	As Previously Reported	Adjustment	As Restated
At September 30, 2005:

Deferred Selling and Obtaining Costs	—	30,039	30,039
Total Assets	484,399	30,039	514,438
Deferred Cemetery Revenues, net	129,981	30,390	160,371
Total Liabilities	249,502	30,390	279,892
General partners’ equity	1,475	(7)	1,468
Limited partners’ equity, common	68,280	(172)	68,108
Limited partners’ equity, subordinated	36,150	(172)	35,978
Total Liabilities and Partners’ Equity

	Condensed Consolidated Statement of Cash Flow
	(in thousands)
	As Previously Reported	Adjustment	As Restated
Three months ended March 31, 2005:

Operating Activities
Net income	758	(90)	668
Deferred cemetery revenue	2,640	90	2,730
Net cash provided in operating activities	3,342	—	3,342

Six months ended June 30, 2005:

Operating Activities
Net income	2,230	(210)	2,020
Deferred cemetery revenue	3,237	210	3,447
Net cash provided in operating activities	7,177	—	7,177

Nine months ended September 30, 2005:

Operating Activities
Net income	3,027	(351)	2,676
Deferred cemetery revenue	3,862	351	4,213
Net cash provided in operating activities	11,606	—	11,606

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries in the United States, with 154 cemeteries and 14 funeral homes in 13 states. StoneMor is the only publicly traded deathcare company focused almost exclusively on cemeteries and is the only publicly held deathcare company structured as a master limited partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of StoneMor’s operating activities, the plans and objectives of StoneMor’s management, assumptions regarding StoneMor’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “anticipate,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the impact of StoneMor’s significant leverage on its operating plans; the ability of StoneMor to service its debt; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets in November 2005, information disclosed within this press release; the results from the completion of management’s assessment of internal control of financial reporting; and various other uncertainties associated with the deathcare industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2004	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,474	$6,925
Accounts receivable, net of allowance	25,479	29,991
Prepaid expenses	1,778	2,420
Other current assets	861	1,316

Total current assets	42,592	40,652

LONG-TERM ACCOUNTS RECEIVABLE - net of allowance	32,402	33,672
CEMETERY PROPERTY	150,215	164,772
PROPERTY AND EQUIPMENT, net	22,616	27,091
MERCHANDISE TRUSTS, restricted, at fair value	114,798	113,432
PERPETUAL CARE TRUSTS, restricted, at fair value	127,949	136,719
DEFERRED FINANCING COSTS - net of accumulated amortization	2,551	1,985
DEFERRED SELLING AND OBTAINING COSTS	28,625	30,554
OTHER ASSETS	1,344	1,958

TOTAL ASSETS	523,092	550,835

LIABILITIES and PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	6,136	7,461
Accrued interest	162	260
Current portion, long-term debt	—	641

Total current liabilities	6,298	8,362

LONG-TERM DEBT	80,000	86,304
DEFERRED CEMETERY REVENUES, net	156,051	167,844
MERCHANDISE LIABILITY	37,477	42,621

Total liabilities	279,826	305,131

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	127,949	136,719

PARTNERS’ EQUITY
General partner	1,663	1,537
Limited partners:
Common	72,892	72,750
Subordinated	40,762	34,698

Total partners’ equity	115,317	108,985

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$523,092	$550,835

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-K Report to be filed for the year ended December 31, 2005.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Consolidated Statement of Operations

(in thousands, except unit data)

	StoneMor Partners L.P.(2) Unaudited			StoneMor Partners L.P.(2)
	Three Months Ended December 31, 2004		Three Months Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2005
Revenues:
Cemetery	$23,515		$27,574	$87,305	$96,927
Funeral home	546		1,136	1,953	2,798

Total revenues	24,061		28,710	89,258	99,725

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown seperately below):
Land and crypts	917		1,651	4,539	5,860
Perpetual care	656		481	2,692	2,575
Merchandise	1,509		1,541	5,143	5,337
Cemetery expense	4,883		5,070	19,648	20,942
Selling expense	5,200		5,283	19,158	19,878
General and administrative expense	2,444		2,895	9,797	10,553
Corporate overhead (including $433 in stock-based compensation in 2004)	4,549		5,498	12,658	16,304
Depreciation and amortization	993		930	4,547	3,510
Funeral home expense	403		1,016	1,712	2,382

Total cost and expenses	21,554		24,365	79,894	87,341

OPERATING PROFIT	2,507		4,345	9,364	12,384

EXPENSE RELATED TO REFINANCING	—		—	4,200	—

INTEREST EXPENSE	1,573		1,657	9,480	6,457

INCOME / (LOSS) BEFORE INCOME TAXES AND	934		2,688	(4,316)	5,927

INCOME TAXES (BENEFIT):
State	606		382	663	587
Federal	(1,148)		892	(1,141)	1,250

Total income taxes (benefit)	(542)		1,274	(478)	1,837

NET INCOME / (LOSS)	1,476		1,414	(3,838)	4,090

Supplemental Information:
General partner’s interest in net income for the period	$30	(1)	$28	$2,365	$82

Limited partners’ interest in net income for the period
Common	$723	(1)	$708	$1,159	$2,015
Subordinated	$723	(1)	$678	$1,159	$1,993

Net income per limited partner (common) unit (basic and diluted)	$.17	(1)	$.16	$.27	$.47

Weighted average number of limited partners’ units outstanding (basic and diluted)			8,844	8,480	8,526

(1)	StoneMor completed its initial public offering on September 20, 2004. Data for the period from September 20, 2004 through December 31, 2004 is as follows: General partner’s interest in net income $47, Limited partners’ ( common) interest in net income $1,159, Limited partners’ ( subordinated) interest in net income $1,159, and Net income per limited partner (common) unit (basic and diluted) $.27.
(2)	Represents the operations of Cornerstone Family Services, Inc. from January 31, 2004 through September 19, 2004.

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-K Report to be filed for the year ended December 31, 2005.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Consolidated Statement of Cash Flows

(in thousands)

	StoneMor Partners L.P.(2) Unaudited		StoneMor Partners L.P.(2)
	Three Months Ended December 31,	Three Months Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2004	2005	2004	2005
OPERATING ACTIVITIES:
Net Loss	$1,476	$1,414	$(3,838)	$4,090
Adjustments to reconcile net loss to net cash (used in) provided by operating activity:
Cost of lots sold	1,192	1,418	5,071	4,274
Depreciation and amortization	993	930	4,547	3,510
Expenses related to refinancing	—	—	3,889	—
Stock-based compensation	—	—	433	—
Deferred income tax (benefit)	268	(459)	(1,415)	—
Changes in assets and liabilities that provided (used) cash:	—	—
Accounts receivable	(506)	(1,886)	(2,388)	(1,565)
Merchandise trusts	3,013	3,735	(1,333)	10,473
Prepaid expenses	(199)	224	(237)	(642)
Other current assets	(16)	202	(75)	(54)
Other assets	482	(266)	450	(274)
Accounts payable and accrued and other liabilities	(2,493)	2,782	(440)	1,024
Deferred cemetery revenue	2,544	(236)	10,218	3,977
Merchandise liability	(2,781)	(1,875)	(7,397)	(7,224)

Net cash provided by operating activities	3,973	5,983	7,485	17,589

INVESTING ACTIVITIES:
Costs associated with potential acquisitions	—	(119)	—	(143)
Additions to cemetery property	(457)	(557)	(3,267)	(2,850)
Purchase of subsidiaries, net of common units issued	—	(8,625)	—	(10,101)
Acquisitions of property and equipment	(1,341)	(349)	(2,620)	(2,192)

Net cash used in investing activities	(1,798)	(9,650)	(5,887)	(15,286)

FINANCING ACTIVITIES:
Cash Distribution	—	(4,001)	—	(16,442)
Additional borrowings on long-term debt	48	5,648	85,048	8,048
Repayments of long-term debt	(217)	(1,400)	(135,763)	(1,400)
Sale of limited partner units	—	120	81,383	120
Cost of financing activities	(1,169)	—	(23,346)	(178)

Net cash provided by (used in) financing activities	(1,338)	367	7,322	(9,852)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	837	(3,300)	8,920	(7,549)

CASH AND CASH EQUIVALENTS - Beginning of period	2,240	10,225	5,554	14,474

CASH AND CASH EQUIVALENTS - End of period	$3,077	$6,925	$14,474	$6,925

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$2,205	$1,619	$9,980	$6,354

Cash paid during the period for income taxes	$(55)	$98	$777	$1,068

NON-CASH INVESTING AND FINANCING ACTIVITIES

Issuance of limited partner units to fund cemetery acquisition	$—	$5,900	$—	$5,900

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-K Report to be filed for the year ended December 31, 2005.

Non-GAAP Financial Measures

Distributable Free Cash Flow

We present distributable free cash flow because management believes this information is a useful adjunct to net cash provided by operating activities under GAAP. Distributable free cash flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the minimum quarterly cash distribution to the holders of our common units and subordinated units and for other purposes such as repaying debt and expanding through strategic investments.

Distributable free cash flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable free cash flow is not a measure of financial performance and should not be considered as an alternative to cash flows from operating, investing or financing activities.